Exhibit 99.1

For more information: Charley Wilson Vice President, Corporate Communications T: 281-584-2423 Shannon Mutschler Vice President, Investor Relations T: 281-584-1308

SYSCO TERMINATES MERGER AGREEMENT WITH US FOODS

Company Reaffirms Commitment to Leverage Core Business Growth,

Announces $3 Billion Share Repurchase,

Plans to Redeem Merger-Related Debt

HOUSTON, June 29, 2015 – Sysco Corporation (NYSE:SYY) announced that it has terminated its merger agreement with US Foods, days after the U.S. District Court in Washington, D.C., granted the Federal Trade Commission’s request for a preliminary injunction to block the proposed Sysco-US Foods merger. This action also terminates an agreement with Performance Food Group (PFG) to purchase US Foods facilities in 11 markets.

Under terms of the merger agreement, the termination of the transaction requires Sysco to pay break-up fees of $300 million to US Foods and $12.5 million to PFG.

“After reviewing our options, including whether to appeal the Court’s decision, we have concluded that it’s in the best interests of all our stakeholders to move on,” said Bill DeLaney, Sysco president and chief executive officer. “We believed the merger was the right strategic decision for us, and we are disappointed that it did not come to fruition. However, we are prepared to move forward with initiatives that will contribute to the success of Sysco and our stakeholders.”

Unwavering Focus on Customer Service

DeLaney underscored Sysco’s confidence in its existing business with a collective focus on the highest levels of customer service and satisfaction, growing the business, reducing costs and generating substantial value for Sysco’s shareholders.

“Everything starts with the customer,” DeLaney said. “Our vision remains clear: to be our customers’ most valued and trusted business partner. If our customers succeed, then we succeed. Our relentless focus on providing exceptional customer service and differentiated solutions to help our customers grow is unwavering.”

Leverage Core Business Growth

“We also will continue to drive earnings through commercial and supply chain initiatives, including category management and revenue management in our core business, as well as pursuing cost-saving opportunities,” he said. “We are confident in our ability to achieve these initiatives because of our success to date in transforming nearly all aspects of our business, standing up several commercial and functional capabilities, and taking out or avoiding more than $750 million in annual product and operating costs.”

Sysco continues to generate strong and stable cash flow. “We have improved our discipline and efficiency in how we manage our substantial cash flow, and we are committed to grow our free cash flow over time as we move forward,” DeLaney said. “We will continue to make prudent investments in our business. We also remain committed to growing our dividend because we know that’s important to our shareholders. And, we will continue to look for strategic acquisitions that will enhance shareholder value over time.”

Share Repurchases

Sysco’s Board of Directors has authorized the company to spend an additional $3 billion to buy back shares (approximately 13 percent of current outstanding shares at recent prices) over the next two years. The share repurchases will be in addition to the amount normally purchased to offset benefit plans and stock option dilution. The company intends to fund these purchases from new borrowings and cash flow from operations. The intent is to repurchase approximately $1.5 billion in shares in each of the next two years and, as part of the first year’s purchases, the company expects to put in place an accelerated share repurchase program. Sysco will continue to assess the merits of repurchasing shares over time.

“While we are very comfortable leveraging our balance sheet to enhance returns to our shareholders, we remain committed to maintaining a solid investment-grade credit rating and a strong balance sheet,” DeLaney said. “A strong balance sheet provides the capacity and flexibility to continue to pursue strategic opportunities as they may arise. While we anticipate the possibility that our credit rating may be downgraded as a result of this new share repurchase program, we are comfortable operating our company with higher levels of debt.”

Merger Debt Redemption

Sysco also will begin the process of redeeming the $5 billion of merger-related debt under the mandatory redemption provisions contained within those notes. This process is expected to take no more than 40 days.

Conference Call & Webcast

Additional details about the termination of the merger agreement, the share repurchase program, debt redemption and operational initiatives will be discussed on a conference call at 10 a.m. (Eastern), Monday, June 29. A live webcast of the call and a copy of this news release will be available online at www.sysco.com in the Investors section.

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About Sysco

Sysco is the global leader in selling, marketing and distributing food products to restaurants, healthcare and educational facilities, lodging establishments and other customers who prepare meals away from home. Its family of products also includes equipment and supplies for the foodservice and hospitality industries. The company operates 194 distribution facilities serving approximately 425,000 customers. For

Fiscal Year 2014 that ended June 28, 2014, the company generated sales of more than $46 billion. For more information, visit www.sysco.com or connect with Sysco on Facebook at www.facebook.com/SyscoCorporation or Twitter at https://twitter.com/Sysco. For important news regarding Sysco, visit the Investor Relations portion of the company’s Internet home page at www.sysco.com/investors, follow us at www.twitter.com/SyscoStock and download the new Sysco IR App, available on the iTunes App Store and the Google Play Market. In addition, investors should also continue to review our news releases and filings with the Securities and Exchange Commission. It is possible that the information we disclose through any of these channels of distribution could be deemed to be material information.

Forward-Looking Statements

Statements made in this news release that look forward in time or that express management’s beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect the views of management at the time such statements are made and are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. These statements include our plans and expectations related to dividend growth, strategic acquisitions, and share repurchases. Our success with regard to each of these matters, including the timing and benefits thereof, is subject to the general risks associated with our business, including the risks of interruption of supplies due to lack of long-term contracts, severe weather, crop conditions, work stoppages, intense competition, technology disruptions, dependence on large regional and national customers, inflation risks, the impact of fuel prices, adverse publicity, and labor issues. Risks and uncertainties also include risks impacting the economy generally, including the risks that the current general economic conditions will deteriorate, or consumer confidence in the economy may not increase and decreases in consumer spending, particularly on food-away-from-home, may not reverse. Market conditions may not improve. If sales from our locally managed customers do not grow at the same rate as sales from regional and national customers, our gross margins may continue to decline. Our ability to meet our long-term strategic objectives to grow the profitability of our business depends largely on the success of our Business Transformation Project. There are various risks related to the project, including the risk that the project and its various components may not provide the expected benefits in our anticipated time frame, if at all, and may prove costlier than expected; the risk that the actual costs of the ERP system may be greater or less than currently expected because we have encountered, and may continue to encounter, the need for changes in design or revisions of the project calendar and budget, including the incurrence of expenses at an earlier or later time than currently anticipated; the risk that our business and results of operations may be adversely affected if we experience delays in deployment, operating problems, cost overages or limitations on the extent of the business transformation during the ERP implementation process; and the risk of adverse effects to our business, results of operations and liquidity if the ERP system, and the associated process changes, do not prove to be cost effective or do not result in the cost savings and other benefits at the levels that we anticipate. Planned deployments in the coming quarters are dependent upon the success of the ERP system and the updates at the current locations. We may experience delays, cost overages or operating problems when we deploy the system to additional locations. Our plans related to and the timing of the implementation of the ERP system, as well as the cost transformation and category management initiatives, are subject to change at any time based on management’s subjective evaluation of our overall business needs. We may fail to realize anticipated benefits, particularly expected cost savings, from our cost transformation initiative. If we are unable to realize the anticipated benefits from our cost cutting efforts, we could become cost disadvantaged in the marketplace, and our competitiveness and our profitability could decrease. We may also fail to realize the full anticipated benefits of our category management initiative, and may be unable to successfully execute the initiative in our anticipated timeline. Capital expenditures may vary from those projected based on changes in business plans and other factors, including risks related to the implementation of our business transformation initiatives and our regional distribution centers, the timing and successful completions of acquisitions, construction schedules and the possibility that other cash requirements could result in delays or cancellations of capital spending. Periods of high inflation, either overall or in certain product categories, can have a negative impact on us and our customers, as high food costs can reduce consumer spending in the food-away-from-home market, and may negatively impact our sales, gross profit, operating income and earnings. Expanding into international markets presents unique challenges and risks, including compliance with local laws, regulations and customs and the impact of local political and economic conditions, and such expansion efforts may not be successful. Any business that we acquire may not perform as expected, and we may not realize the anticipated benefits of our acquisitions. Expectations regarding the accounting treatment of any acquisitions may change based on management’s subjective evaluation. Expectations regarding tax rates are subject to various factors beyond management’s control. For a discussion of additional factors impacting Sysco’s business, see the Company’s Annual Report on Form 10-K for the year ended June 28, 2014, as filed with the Securities and Exchange Commission, and the Company’s subsequent filings with the SEC. Sysco does not undertake to update its forward-looking statements.